Semper Capital Management, L.P.

Code of Ethics

June 24, 2013

THIS CODE OF ETHICS (THE “CODE”) IS THE PROPERTY OF SEMPER CAPITAL MANAGEMENT, L.P. (THE “FIRM”) AND MUST BE RETURNED TO THE FIRM SHOULD AN EMPLOYEE’S ASSOCIATION WITH THE FIRM TERMINATE FOR ANY REASON. THE CONTENTS OF THIS CODE ARE CONFIDENTIAL, AND SHOULD NOT BE REVEALED TO THIRD PARTIES.

Table of Contents

1	INTRODUCTION		1
	1.1	The Compliance11 System; Affirmations and Disclosures; Etc.	2
	1.2	Recordkeeping	2
2	OVERSIGHT OF THE CODE OF ETHICS		3
	2.1	Acknowledgement of the Code	3
	2.2	Reporting Violations	3
	2.3	Sanctions for Failure to Comply with the Code of Ethics	3
	2.4	CCO’s Preclearance Requests	3
	2.5	Delegation of Certain Compliance Functions	3
3	CONFLICTS OF INTEREST		4
	3.1	Introduction	4
	3.2	Gifts and Entertainment Policy	4
	3.2.1	Value of Gifts and Entertainment	4
	3.2.2	Reporting of Gifts and Entertainment	4
	3.2.3	Acceptable Gifts and Entertainment	5
	3.3	Outside Business Activities	5
4	ANTI-BRIBERY POLICY AND PROCEDURES		6
	4.1	Firm’s Anti-Bribery Policy	6
	4.1.1	Foreign Corrupt Practices Act	6
	4.1.2	FCPA Red Flags	6
	4.1.3	Preclearance Requirement	7
5	POLITICAL CONTRIBUTIONS AND “PAY TO PLAY”		7
	5.1	Introduction	7
	5.2	“Pay to Play” Policy	8
	5.3	Preclearance of Political Contributions	8
	5.4	New Employee Certification	9
6	EMPLOYEE INVESTMENT TRANSACTIONS		9
	6.1	General Policy	9
	6.2	Definition of Covered Account	9
	6.2.1	New Brokerage Accounts	10
	6.3	Definition of Reportable Security	10
	6.4	Preclearance of Trades	11
	6.5	Prohibition on Fixed Income Trades	11
	6.6	Preclearance of Initial Public Offerings and Limited Offerings	11
	6.7	The Restricted List	12

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7	REPORTING OF EMPLOYEE HOLDINGS AND TRANSACTIONS	13
7.1	General Policy	13
7.2	Definition of a Non-Discretionary Managed Account	13
7.3	Initial Holdings Report	13
7.4	Annual Holdings Report	13
7.5	Quarterly Transaction Reports	13
7.5.1	Brokerage Statements in lieu of Report	14
7.6	Exemption from Reporting Requirements	14
7.7	Review and Retention of Reports	14
7.8	Escalation of Violations and Sanctions	14
7.9	Exemptions	14
7.1	Confidentiality	14
8	INSIDER TRADING	15
8.1	Introduction	15
8.2	Penalties for Insider Trading	15
8.3	Definitions	15
8.3.1	Material Information	15
8.3.2	Nonpublic Information	15
8.3.3	Breach of Duty	16
8.4	Tipper/Tippee Liability	16
8.5	Firm’s Insider Trading Policy	16
8.6	Insider Trading Policy Restrictions	17
8.7	Procedures Designed to Detect and Prevent Insider Trading	17
8.8	Compliance Responsibilities	17
9	UPDATES TO THIS CODE OF ETHICS; REPORTS TO FIRM MANAGEMENT AND THIRD PARTIES	18
9.1	Updating and Amending this Code of Ethics	18
9.2	Reports to Firm Management and Registered Funds	18
Appendix A		A-1
Appendix B		B-1
Appendix C		C-1
Appendix D		D-1
Appendix E		E-1
Appendix F		F-1
Appendix G		G-1
Appendix H		H-1

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1	INTRODUCTION

Semper Capital Management, L.P. (the “Firm”) is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisers Act Code of Ethics Rule(1)requires investment advisers registered with the SEC to adopt a written code of ethics.

This Code of Ethics (this “Code”) sets forth standards of conduct expected for all partners, officers, directors] (and other persons occupying a similar status or performing similar functions), and all employees of the Firm, as well as any other person who provides investment advice on behalf of the Firm and is subject to the Firm’s supervision and control (each an “Employee” and collectively, the “Employees”).

A list of the Firm’s Employees is attached as Schedule I to this Code. The CCO shall update Schedule A promptly when employees join or leave the Firm.

This Code also addresses certain possible conflicts of interest and includes the Firm’s employee investment (i.e., personal trading) policy.

This Code should be read in conjunction with the Firm’s Supervisory Procedures and Compliance Manual (the “Manual”).

The following standards of business conduct will govern the interpretation and administration of this Code:

•	The interests of the Firm’s Clients and Investors (as defined in the Manual) must be placed first at all times;

•	Employees should not take inappropriate advantage of their positions; and

•	Employees must comply with all applicable securities laws.

The Firm is also in the process of registering as a Commodity Pool Operator (“CPO”) and Commodity Trading Advisor (“CTA”) with the Commodity Futures Trading Commission (the “CFTC”) under the Commodity Exchange Act (the “CEA”) and is applying for membership of the National Futures Association (the “NFA”) as a “Swap Firm” (i.e., it will engage in swaps transactions only). This Code will be supplemented to meet CEA requirements prior to commencing activities as a CPO/CTA.

The Firm is also an investment advisor to one or more mutual funds registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company (each, a “Registered Fund”) and as such is required to conform to the requirements of Rule 17j-1 under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 17j-1 addresses conflicts of interest between Registered Funds and their investment advisors that can arise when investment advisor personnel buy and sell securities for their own accounts by requiring that investment advisors adopt codes of ethics to prevent their personnel from engaging in fraud with respect to the Registered Fund. This Code is intended to meet that requirement.

(1)Rule 204A-1 of the Advisers Act.

As with all policies and procedures, this Code is designed to cover a variety of circumstances and conduct; however, no policy or procedure can anticipate every possible situation.   Consequently, Employees are expected to abide not only by the letter of this Code, but also to uphold the fundamental ideals of the Firm: openness, integrity, honesty and trust.

The Firm may modify any or all of the policies and procedures set forth in this Code. Should revisions be made, Employees will receive written notification from the Chief Compliance Officer (the “CCO”).

Each Employee should keep this Code for future reference and its guidelines should be made an active part of the Employee’s normal course of business.  If an Employee has any questions regarding his or her responsibilities under this Code, s/he must contact the CCO.

The name of the Firm’s current CCO is set forth Schedule I hereto.

1.1	The Compliance11 System; Affirmations and Disclosures; Etc.

The Firm has implemented a web-based compliance platform that includes regulatory compliance software, employee personal brokerage account and holdings monitoring (through electronic brokerage fees), online preclearance request processing (including automatic denial of preclearance requests based on comparisons to the Firm’s Restricted List) and online attestations and affirmations (the “Compliance11 System”). The Firm’s goal is to track and monitor regulatory compliance and compliance with this Code via the Compliance11 System. For this reason, all Employee reporting, disclosures, preclearance requests and approvals and initial and periodic attestations and affirmations must be done on the Compliance11 System. Exception requests for approvals, etc. outside of the Compliance11 System will only be granted where an Employee does not have access to the Compliance11 System for some reason or the Compliance11 System is not available.

1.2	Recordkeeping

All affirmations, attestations and disclosures submitted by Employees on the Compliance11 System shall be maintained for at least five (5) years. In addition, pursuant to Rule 204-2(a)(13)(ii) of the Advisers Act, the Firm is required to maintain a list of present and past Employees within the past five (5) years. To comply with Rule 204 2(a) (13) (ii), the CCO will be responsible for compiling and maintaining the list of the Firm’s Employees.

Semper Capital Management, LP	Code of Ethics

2	OVERSIGHT OF THE CODE OF ETHICS

2.1	Acknowledgement of the Code

Within ten (10) days of commencement of employment, and annually thereafter, each Employee must complete the Semper Code of Ethics Policy Affirmation on the Firm’s Compliance Monitoring System, Compliance 11 (the “Compliance11 System”), certifying that s/he has read and understands the Code’s contents, and confirm by e-mail to the CCO that s/he has done so. If the Employee does not have access to the Compliance11 System for any reason, the Employee shall execute and return to the CCO the Employee Acknowledgement of Receipt and Compliance Attestation form attached hereto as Appendix  A.

2.2	Reporting Violations

All Employees must promptly report any violations of the Code to the CCO. Employees can use the Confidential Reporting Form on the Compliance11 System to report violations or other compliance related issues.

2.3	Sanctions for Failure to Comply with the Code of Ethics

If it is determined that an Employee has committed a violation of this Code, the Firm may impose sanctions and/or take other action as deemed appropriate. These actions may include, among other things, disgorgement of profits, criminal or civil penalties, a letter of caution or warning, suspension or termination of employment, and/or notification to the SEC of the violations.

2.4	CCO’s Preclearance Requests

The Firm’s Chief Operating Officer (the “COO”) will provide pre-clearance or other required approvals for the CCO under this Code.

The name of the Firm’s current COO is set forth Schedule I hereto.

2.5	Delegation of Certain Compliance Functions

All references to the CCO in this Policy shall include, where applicable, any designee of the CCO, including any agent of an outside compliance consulting firm to the extent that activities required under this Policy have been delegated to the outside consulting firm. The CCO shall, however, remain personally responsible for ensuring that any activities delegated to an outside compliance consulting firm are carried out in a timely way and in accordance with the standards set forth in this Policy.

The Firm has engaged Kinetic Partners US LLP (“Kinetic”) to manage certain day-to-day compliance functions, as set forth in a Proposal for Compliance Consulting Services between Kinetic and the Firm dated May 15, 2013, including, among other things: (i) personal trading pre-clearance; (ii) e-mail surveillance; and (iii) marketing materials review and approval.

Semper Capital Management, LP	Code of Ethics

3	CONFLICTS OF INTEREST

3.1	Introduction

It is the Firm’s policy that all Employees act in good faith and in the best interests of the Firm.  To this end, Employees must not put themselves or the Firm in a position that would create even the appearance of a conflict of interest.  If an Employee has any doubts or questions about the appropriateness of any interests or activities, s/he should contact the CCO.  Any interest or activity that might constitute a conflict of interest under this Code must be fully disclosed to the CCO so that a determination may be made as to whether such interest or activity should be disposed of, discontinued or limited. Additionally, an Employee must advise the CCO immediately if the Employee is, or believes s/he may become, a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

3.2	Gifts and Entertainment Policy

The Firm’s “Gifts and Entertainment Policy” distinguishes between a “Gift” and “Entertainment.”

“Gifts” are items (or services) of value that a third party provides to an Employee (or an Employee to the third party) where there is no business communication involved in the enjoyment of the gift.

“Entertainment” contemplates that the giver participates with the recipient in the enjoyment of the item. Entertainment is only appropriate when used to foster and promote business relationships for the Firm.

Solicitation of Gifts and/or Entertainment is unprofessional and is strictly prohibited.

3.2.1	Value of Gifts and Entertainment

Employees may not give or receive a Gift with a value in excess of $250 from anyone with whom the Firm has or is likely to have business dealings, unless approved by the CCO. Employees may not give or accept an invitation that involves Entertainment that is excessive or not usual or customary. If an Employee is unable to judge the value of a Gift or believes that the Entertainment may be excessive, he or she should contact the CCO for guidance.

3.2.2	Reporting of Gifts and Entertainment

Each Employee must notify the CCO promptly upon receiving or prior to giving a gift or invitation for Entertainment by creating a “Gift Request” on the Compliance11 System. The CCO shall main a Gift and Entertainment Log of all requests for Gifts and Entertainment; the Gift and Entertainment Log shall record whether the request was approved or denied. The Gift and Entertainment Log may be maintained as a Gift Report on the Compliance11 System.

Semper Capital Management, LP	Code of Ethics

3.2.3	Acceptable Gifts and Entertainment

Examples of acceptable conduct include the following:

•
Acceptance of gifts, gratuities or amenities or favors based on obvious family or personal relationships where the circumstances make it clear it is those relationships, rather than the Firm’s business, which are the motivating factor.

•
Acceptance of meals, refreshments, travel arrangements or accommodations, or Entertainment, all of reasonable value and in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions, provided that the expenses would be paid for by the Firm as a reasonable business expense if not paid for by the other party.

•	Acceptance of advertising or promotional material of reasonable value, such as pens, pencils, note pads, key chains, calendars and similar items bearing a company logo.

•	Acceptance of discounts or rebates on merchandise or services that do not exceed those available to arm’s-length clients.

•	Acceptance of gifts of reasonable value that are related to commonly recognized events or occasions, such as a graduation, wedding, retirement or holiday.

Except as described above, Employees and their Immediate Family Members  are not permitted to accept fees, Gifts, Entertainment, payments or other favors in connection with any business of the Firm.

3.3	Outside Business Activities

Employees must obtain written approval from the CCO before engaging in outside business activities.  “Outside Business Activities” include being (whether or not on behalf of the Firm) an officer, director, limited or general partner, member of a limited liability company, employee or consultant of any non-Firm entity or organization.  Employees wishing to enter into or engage in such transactions and activities must obtain the required approval by completing the Outside Business Activity Disclosure form on the Compliance11 System. If the Employee does not have access to the Compliance11 System for any reason, the Employee shall complete an Outside Business Activity Disclosure Statement, a copy of which is attached hereto as Appendix  B, and submit it to the CCO for written approval.

Employees are prohibited from serving on the Board of any issuer in whose securities a mutual fund, client account or portfolio managed by the Fund (a “Client Account”) invests.

(2)
  “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

Semper Capital Management, LP	Code of Ethics

4	ANTI-BRIBERY POLICY AND PROCEDURES

4.1	Firm’s Anti-Bribery Policy

It is the Firm’s “Anti-Bribery Policy” that no Employee may offer payments, or anything else of value, to a government official that will assist the Firm in obtaining or retaining business or securing any improper business advantage, including making, promising or offering bribes to maintain existing business relationships or operations. Anyone at the Firm found to be violating the Firm’s Anti-Bribery Policy will be subject to disciplinary action, which may include termination of employment. The Firm requires all Employees to report any suspicious activity that may violate this policy to the CCO. An Employee’s failure to report known or suspected violations of the Firm’s Anti-Bribery Policy may itself lead to disciplinary action.

4.1.1	Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits individuals and companies from corruptly making or authorizing an offer, payment or promise to pay anything of value to a foreign official(3) for the purpose of influencing an official act or decision in order to obtain or retain business. The FCPA applies to all foreign officials and all employees of state-owned enterprises.

Under the FCPA, both the Firm and its individual Employees can be criminally liable for payments made to agents or intermediaries “knowing” that some portion of those payments will be passed on to (or offered to) a foreign official.  The knowledge element required is not limited to actual knowledge, but includes “consciously avoiding” the high probability that a third party representing the Firm will make or offer improper payments to a foreign official.

4.1.2	FCPA Red Flags

Investment advisers engaging foreign agents are expected to be attuned to “red flags” in connection with the transaction, including:

•	The foreign country’s reputation for corruption;

•	Requests by a foreign agent for offshore or other unusual payment methods;

•	Refusal of a foreign agent to certify that it will not make payments that would be unlawful under the FCPA;

(3)
  A “foreign official” includes: any officer or employee of or person acting in an official capacity for or on behalf of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization; any employee or official of any court system, government regulatory or financial bodies, state-owned or controlled enterprises, and sovereign wealth funds; and foreign political parties and candidates for office.

Semper Capital Management, LP	Code of Ethics

•	An apparent lack of qualifications;

•	Non-existing or non-transparent accounting standards; and

•	Whether the foreign agent comes recommended or “required” by a government official.

Sanctions for violating the FCPA may include fines and jail terms.

4.1.3	Preclearance Requirement

Any payment or anything else of value given to a foreign official must be pre-approved in writing by the CCO.

5	POLITICAL CONTRIBUTIONS AND “PAY TO PLAY”

5.1	Introduction

Rule 206(4)-5 under the Advisers Act (the “Pay to Play Rule”) restricts the Firm and its Employees from making political contributions that may appear to be made for pay to play purposes, regardless of the Employee/contributor’s intent. The SEC uses the phrase “pay to play” to refer to arrangements whereby investment advisers make political contributions or related payments to government officials in order to be awarded with, or afforded the opportunity to compete for, contracts to manage the assets of public pension plans and other government accounts.

The Pay to Play Rule generally creates (i) a “two-year time-out” from receiving compensation for providing advisory services to certain state and local government entities after political contributions have been made to certain government officials, (ii) a prohibition on soliciting or coordinating certain contributions and payments, and (iii) a prohibition from paying certain third parties from soliciting state and local government entities.

The SEC has established dollar limits that must be followed:

•	$350 per election if the Employee, spouse, etc. can vote for the candidate; and
•	$150 per election if the Employee, spouse, etc. cannot vote for the candidate. Firm’s Pay to Play Policy.

Semper Capital Management, LP	Code of Ethics

5.2	“Pay to Play” Policy

It is the Firm’s policy that contributions to candidates for a public office, a political party or a political action committee (a “PAC”)(4) by the Firm and its Employees are made in compliance with the Pay to Play Rule.  Any contribution to candidates running for U.S. state or local political office, candidates running for U.S. federal office who currently hold a U.S. state or local political office, or to political parties or PACs that may contribute to such campaigns (collectively, a “Political Contribution”) by the Firm or its Employees must be made in compliance with applicable law.

The Firm will not make Political Contributions or otherwise endorse or support political parties or candidates (including through intermediary organizations such as PACs or campaign funds) with the intent of directly or indirectly influencing any investment management relationship.

5.3	Preclearance of Political Contributions

The Firm requires any Employee to obtain approval from the CCO by completing a Preclearance Request Form by completing a Political Contribution Pre-Clearance Request on the Compliance11 System before making a Political Contribution. If the Employee does not have access to the Compliance11 System for any reason, s/he shall complete a Political Contribution Pre-Clearance Request form (a copy of which is attached hereto as Appendix C and submitting it to the CCO for written approval before making a Political Contribution. The CCO shall maintain a record of all Political Contribution Pre-Clearance Requests, which may be in the form of a Political Contribution Pre-Clearance Request Report on the Compliance11 System.  Under no circumstances may an Employee engage indirectly in any of the foregoing activities, such as funneling payments through third parties including, for example, attorneys, family members, friends or companies affiliated with the Firm as a means of circumventing the Pay to Play Rule.(6)

(4)
  A “political action committee” is generally an organization whose purpose is to raise and distribute campaign funds to candidates seeking political office. PACs are formed by corporations, labor unions, membership organizations or trade associations or other organizations to solicit campaign contributions from individuals and channel the resulting funds to candidates for elective offices.

(5)
“Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities).

(6)	The Pay to Play Rule contains a “catch-all” provision that prohibits acts done indirectly which, if done directly, would violate the Rule.

Semper Capital Management, LP	Code of Ethics

5.4	New Employee Certification

When an individual is employed by the Firm, the Firm must “look back” to that Employee’s prior Political Contributions. If the Employee is involved in soliciting clients or investors for the Firm, then the Firm is required to look back at the Employee’s Political Contributions for two (2) years (but not past March 14, 2011, the effective date of the Pay to Play Rule).  If the Employee is not involved in soliciting clients or investors for the Firm, then the Firm is only required to look back six months. The CCO will determine whether any such past Political Contribution will affect the Firm’s business.

Within ten (10) days of commencement of employment, each new Employee must complete a New Hire Political Contributions Certification on the Compliance11 System. If an Employee does not have access to the Compliance11 System for any reason, s/he must complete a New Hire Political Contribution Form in the form of Appendix D hereto and submit it to the CCO.

6	EMPLOYEE INVESTMENT TRANSACTIONS

6.1	General Policy

The Firm requires that all Employee investment transactions be carried out in a manner that will not create a perceived or actual conflict of interest between the Firm and its Client Accounts. Therefore, all personal securities transactions and any brokerage accounts opened after beginning employment must be pre-cleared through the Compliance11 System by submitting a Pre-Clearance Request on the Compliance11 System and obtaining the CCO’s approval before executing the transaction. If an Employee does not have access to the Compliance11 System for any reason, s/he must submit an Employee Trade Preclearance Request Form, substantially in the form attached hereto as Appendix E, and obtain the written approval of the CCO before executing the transaction.

To this end, the Firm has adopted the procedures set forth below.

6.2	Definition of Covered Account

The Firm is obligated to monitor and at times restrict the investment activities of its Employees and any “Covered Account,” which includes:

•
The personal securities accounts of: (i) the Employee; (ii) the Employee’s Immediate Family Members(7) sharing the same household; or (iii) anyone living either with or apart from the Employee who receives material financial support from the Employee (except a spouse with a valid separation/divorce decree);

(7)
“Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

Semper Capital Management, LP	Code of Ethics

•	Any accounts over which the Employee controls or influences the investment decisions or has the right or authority to exercise any degree of control or discretionary authority; or

•	Any account in which the Employee has beneficial ownership(8).

Therefore, an Employee should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home or anyone the Employee financially supports (except a spouse with a valid separation or divorce decree).

6.2.1	New Brokerage Accounts

Firm employees who wish to open a new brokerage account must obtain CCO approval by submitting a New Brokerage Account request on the Compliance11 System. Approved brokerage accounts must be set the account up and authenticate it on the Compliance11 System prior to executing any trades in the account.

6.3	Definition of Reportable Security

“Reportable Securities” include a wide variety of investments including:  stocks, bonds, options, futures, currencies, warrants, commodities, exchange-traded funds (ETFs) and other derivative products. A Reportable Security does not include:

•	Transactions and holdings in direct obligations of the U.S. government;

•	Money market instruments defined as bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

•	Shares issued by money market funds;

•
Shares issued by open-end funds; provided that such funds are not advised by the Firm or an affiliate and such fund’s advisor or principle underwriter is not controlled or under common with the Firm; and

•
Units of a unit investment trust if the unit investment trust is invested exclusively in one or more open-end funds, provided that such funds are not advised by the Firm or an affiliate and such fund’s advisor or principle underwriter is not controlled or under common control with the Firm.

(8)
  “Beneficial ownership” includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect interest other than the receipt of an advisory fee.

Semper Capital Management, LP	Code of Ethics

6.4	Preclearance of Trades

Employees must obtain preclearance for all transactions in Covered Accounts of permissible Reportable Securities by submitting an Employee Trade Preclearance Request through the Compliance11 System. If the Compliance11 System is not available for any reason, preclearance may be requested by submitting an Employee Trade Preclearance Request Form in the form attached hereto as Appendix E to the CCO. Any preclearance given will remain in effect for 24 hours.

6.5	Prohibition on Fixed Income Trades

Effective November 3, 2011, Employees may NOT purchase any fixed income securities in their personal brokerage accounts. Employees may liquidate existing fixed income positions held in personal accounts provided that they obtain preclearance through the Compliance11 System as set forth above before liquidating the position.

6.6	Preclearance of Initial Public Offerings and Limited Offerings

Employees must obtain preclearance from the CCO for themselves and their Immediate Family Members(9) prior to acquiring beneficial ownership, directly or indirectly, in any security in any “IPO”(10), “Limited Offering”(11) or “Private Investment”(12) through the Compliance11 System by submitting a Private Investment Vehicle-IPO Request/Disclosure on the Compliance11 System. If the Compliance11 System is not available for any reason, Employees must request preclearance from the CCO by submitting an Application to Participate in Private Investments in the form attached hereto as Appendix H.

Additionally, prior to making the initial investment or any follow-on investment, the Employee must arrange for the CCO to review and obtain any private placement memoranda, subscription agreements or other like documents pertaining to the investment. Where confirmations and statements or other like documents are not available from the issuer, the Employee must promptly inform the CCO of any changes in the investment and provide the CCO with a written yearly update.

(9)
“Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

“Initial public offering” means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

(11)	“Limited Offering” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506, under the Securities Act of 1933.

(12)
 “Private investments” include investments in private placements, private investment partnerships, interests in oil and gas ventures, real estate syndications, participations in tax shelters, and shares issued prior to a public distribution.

Semper Capital Management, LP	Code of Ethics

6.7	The Restricted List

The Firm mains a list of all securities held in any Client Account (the “Restricted List”). A security may also be placed on the Restricted List by the COO or the CCO if any transactions by the Firm or an Employee in such security would be considered improper and/or illegal, such as under the following circumstances:

•	The Firm is in possession of material, nonpublic information (“MNPI”) about an issuer; or

•	An Employee is in a position, such as a member of an issuer’s board of directors, that may be likely to cause the Firm or such Employee to receive MNPI; or

•	The Firm has executed a non-disclosure agreement or other agreement with a specific issuer that restricts trading in that issuer’s securities; or

•	An Employee trading in the security may present the appearance of a conflict of interest or an actual conflict of interest; or

•	An investor relationship that involves a senior officer or director of an issuer (a “Value-Added Investor”) may present the appearance of a conflict of interest or an actual conflict of interest; or

•	The COO and/or the CCO has otherwise determined that it is necessary to do so.

Employees are prohibited from purchasing or selling any securities that appear on the Restricted List for their personal account. If an Employee already holds a security that is later put on the Restricted List, the Employee must continue to hold and may not execute any buy or sell orders for that security until the security is no longer on the Restricted List. When an Employee requests preclearance to buy or sell a security on the Compliance11 System, the Compliance11 System will compare the relevant securities with the Restricted List and will automatically deny requests to purchase or sell securities on the Restricted List.

The Restricted List is readily available to all Employees on the Compliance11 System. Employees should be aware of the contents of the Restricted List prior to attempting to purchase or sell a security. Any Employee who consults the Restricted List is, however, prohibited from disclosing the securities listed in the Restricted List to non-employees of the Firm.

A security will remain on the Restricted List until such time as it is no longer held in any Client Account or, in the case of securities placed on the Restricted List for reasons other than the fact that it is held in a Client Account, until the COO or the CCO, as the case may be, deems removal of the security appropriate.

The Restricted List is updated weekly in the Compliance11 System, or more often if appropriate based on the level of trading in Client Accounts.

Semper Capital Management, LP	Code of Ethics

7	REPORTING OF EMPLOYEE HOLDINGS AND TRANSACTIONS

7.1	General Policy

Employees are required to periodically report their personal securities transactions and holdings to the CCO.

7.2	Definition of a Non-Discretionary Managed Account

A “Non-Discretionary Managed Account” is an account over which the Employee had no direct or indirect influence or control. This includes accounts for which an Employee has granted full investment discretion to an outside broker-dealer, bank, investment manager, or adviser.

7.3	Initial Holdings Report

Each new Employee must provide the CCO with an initial Holdings Report on the Compliance11 System within 10 days of his or her commencement of employment. If the Employee does not have access to the Compliance11 System for any reason, s/he shall submit an Initial and Annual Holdings Report in the form of Appendix F hereto. The Initial Holdings Report must include Covered Accounts and Non-Discretionary Managed Accounts and must be must be current as of a date not more than forty-five (45) days prior to the commencement of employment. The Initial Holdings Report must contain the following information, at a minimum, for all Reportable Securities:

•	The title and type of security (and, as applicable, the exchange ticker symbol or CUSIP number), number of shares and principal amount of each security;

•	The name of the broker, dealer or bank, account name, number and location; and

•	The date that the Initial Holdings Report was submitted by the Employee.

7.4	Annual Holdings Report

Each Employee must attest to and affirm their Annual Holdings Disclosure in both Covered Accounts and Non-Discretionary Managed Accounts on the Compliance11 System within forty-five (45) days of year-end and the information provided in the Annual Holdings Disclosure must be current as of a date not more than forty-five (45) days prior to the date the Annual Holdings Report is submitted. In the event the Compliance11 System is not available for any reason, Employees must fill out the Initial and Annual Holdings Report attached hereto as Appendix F for both Covered Accounts and Non-Discretionary Managed Accounts containing the same information required in the Annual Holdings Disclosure on the Compliance11 System..

7.5	Quarterly Transaction Reports

Each Employee must attest and affirm the account(s) and securities information on the Compliance11 System on a quarterly basis by submitting a Transaction Disclosure Affirmation for all Reportable Securities in Covered Accounts no later than thirty (30) days after the end of each calendar quarter. In the event that the Compliance11 System is not available for any reason, the Employee shall submit a “Quarterly Transaction Report” in for the form attached hereto as Appendix G. Employees with no personal securities transactions during the quarter are also required to submit a Transaction Disclosure Affirmation confirming the absence of any transactions.

Semper Capital Management, LP	Code of Ethics

7.5.1	Brokerage Statements in lieu of Report

In lieu of a quarterly Transaction Disclosure Affirmation or Quarterly Transaction Report, an Employee may provide the CCO with copies of the monthly or quarterly brokerage account statements relating to each Covered Account. Such brokerage statements must be submitted within thirty (30) days of the end of the calendar quarter.

7.6	Exemption from Reporting Requirements

An Employee is not required to submit an Initial Holdings Report, an Annual Holdings Report or a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.(13)

7.7	Review and Retention of Reports

The CCO shall review the holdings reports, transaction reports and the preclearance forms to determine whether any violations of the Firm’s policies or of the applicable securities laws occurred.  If there are any discrepancies between holdings reports, transaction reports or preclearance forms, the CCO shall contact the responsible Employee to resolve the discrepancy.  If the Firm determines that an Employee has violated this Code, the Employee may be subject to disciplinary action or restrictions on further trading.

7.8	Escalation of Violations and Sanctions

Upon discovering a violation of the procedures contained in this Code, the CCO will notify senior management and the Firm may impose sanctions as it deems appropriate.

7.9	Exemptions

Any Employee who wishes to seek an exemption of a specific account from coverage under the Code must contact the CCO for an exemption/waiver request.

7.10	Confidentiality

The CCO and any other designated compliance personnel receiving reports of an Employee’s holdings and transactions under this Code will keep such reports confidential, except to the extent that the Firm is required to disclose the contents of such reports to regulators.

(13)
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

Semper Capital Management, LP	Code of Ethics

8	INSIDER TRADING

8.1	Introduction

Insider trading is prohibited primarily by Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 (the “Exchange Act”).  In addition, Section 204A of the Advisers Act requires investment advisers to adopt, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of MNPI by the Firm or any of its Employees or affiliates, and Rule 204A-1 under the Advisers Act requires that all “access persons” report their personal securities transactions and holdings.

The term “insider trading” generally means one or more of the following activities:

•	Trading by an insider while in possession of MNPI;

•
Trading by a non-insider, while in possession of MNPI, where the information (i) was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or (ii) was misappropriated;

•	Recommending the purchase or sale of securities while in possession of MNPI; or

•	Communicating MNPI to others (i.e., “Tipping,” see below).

8.2	Penalties for Insider Trading

Trading securities while in possession of MNPI or improperly communicating that information to others may expose an Employee to stringent penalties including fines and jail terms. The SEC can also recover profits gained or losses avoided through insider trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring the Employee from the securities business. An Employee can also be sued by investors seeking to recover damages for insider trading. In addition, any violation of the Code’s Insider Trading Policy will can be expected to result in serious sanctions by the Firm, including termination of employment.

8.3	Definitions

8.3.1	Material Information

Information is “material” if there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision.  Examples include: earnings information; mergers and acquisitions and tender offers; significant changes in assets; and significant new products or discoveries.

8.3.2	Nonpublic Information

Information is considered “nonpublic” if it has not been broadly disseminated to investors in the marketplace. Direct evidence of dissemination is the best indication that information is “public,” for example, if the information has been made available to the public through publications of general circulation (e.g., The Wall Street Journal) or in a public disclosure document filed with the SEC (e.g., a Form 8K).

Semper Capital Management, LP	Code of Ethics

In addition, a sufficient period of time must elapse for the information to permeate the public channels to be considered public. There is no set time period between the information’s release and the time it is considered to be fully disseminated into the marketplace. The speed of dissemination depends on how the information was communicated.

8.3.3	Breach of Duty

Insider trading liability is premised on a breach of fiduciary duty, or similar relationship of trust or confidence. In addition to an insider, the prohibition against insider trading can apply to a person even if that person has no employment or connection to the issuer of the securities that are traded.

8.3.3.1	Insider and Temporary Insider

The term “insider” is construed by the courts to refer to an individual or entity that, by virtue of a fiduciary relationship with an issuer of securities, has knowledge of, or access to, MNPI such as an officer, director and employee of the company, as well as any controlling shareholder. In addition, a person can be a “temporary insider” if s/he enters into a special confidential relationship in the conduct of a company’s affairs and, as a result, is given access to information solely for the company’s purposes including, among others, the company’s attorneys, accountants, consultants, financial advisors, and lending officers, and the employees of these organizations.

8.4	Tipper/Tippee Liability

An Employee who does not trade securities but learns of MNPI from either a corporate insider (or someone who has breached a duty of trust or confidence to the source of the information), and then shares the information with someone else who trades in securities, can be liable as a “Tipper” for the trading done by the person to whom the Employee passed the information (the “Tippee”). Thus, the Tipper is subject to liability for insider trading if the Tippee trades, even if the Tipper does not. It therefore is important never to pass on MNPI to anyone else who may trade while aware of that information or who may pass it on to others that may trade. The Tippee may be subject to liability for insider trading if the Tippee knows or should have known that the Tipper breached a duty of trust or confidence.

8.5	Firm’s Insider Trading Policy

The Firm’s “Insider Trading Policy” applies to every Employee and extends to activities outside the scope of his or her duties at the Firm. The Firm forbids any Employee from engaging in any activities that would be considered illegal insider trading. Any questions regarding this Insider Trading Policy should be referred to the CCO.

Semper Capital Management, LP	Code of Ethics

8.6	Insider Trading Policy Restrictions

The following Insider Trading Policy restrictions are established for every Employee that may have or was in possession of any MNPI.  Such an Employee may not:

•
Buy or sell any security (or related security) for his or her own or any related account or any account in which an Employee may have any direct or indirect interest, any Firm-managed fund or other Client Account, or otherwise act upon any MNPI in the Employee’s possession obtained from any source; or

•	Buy or sell any security or related security for any account or otherwise act upon any material proprietary information that an Employee may have or obtain from any source; or

•	Recommend the purchase or sale of any security to any person based upon MNPI.

8.7	Procedures Designed to Detect and Prevent Insider Trading

Before trading for him- or herself or others, each Employee should ask himself or herself the following questions regarding information in his or her possession:

•
Is the information material?  Is the information nonpublic?  If, after consideration of the above, an Employee believes that the information is material and nonpublic, or if an Employee has questions as to whether the information is material and nonpublic, he or she should take the following steps:

Report the information and proposed trade immediately to the CCO.

Do not purchase or sell the securities either on his or her own behalf or on behalf of others.

Do not communicate the information inside or outside of the Firm, other than to the CCO.

•
After the CCO has reviewed the issue, the Employee will be instructed either to continue the prohibitions against trading and communication because the CCO has determined that the information is MNPI, or the Employee will be allowed to trade the security and communicate the information.

•
Additionally, Employees are required to disclose the existence and location of all personal trading accounts and to arrange for copies of all brokerage statements to be sent from the outside financial institution to the Firm’s CCO. Such statements will be reviewed by the CCO.

8.8	Compliance Responsibilities

The CCO will review the Firm’s Insider Trading Policy during the Firm’s Annual Compliance Training Meeting to ensure that all Employees are properly trained and aware of the required reporting procedures. Upon learning of a potential violation of the Insider Trading Policy, the CCO will promptly prepare a confidential written report to be discussed with the Firm’s senior management. The report will describe who violated policy, how it is believed to have been violated, and provide recommendations for further action.

Semper Capital Management, LP	Code of Ethics

9	UPDATES TO THIS CODE OF ETHICS; REPORTS TO FIRM MANAGEMENT AND THIRD PARTIES

9.1	Updating and Amending this Code of Ethics

The CCO is the only Firm employee authorized to make changes to this Code of Ethics. The CCO shall amend and update this Code of Ethics from time to time as necessary or advisable to keep it up-to-date with changes to the Firm’s business and/or regulatory requirements applicable to the Firm and its business. The CCO shall maintain a record of all changes to this Code of Ethics on the Change/Version Control Log attached hereto.

An updated version of this Code of Ethics shall be made available to all Employees in “portable document format” (pdf) on the Firm’s “I” drive. The CCO shall notify Firm employees of all updates to this Code of Ethics, which shall include a summary of any significant, substantive changes. If significant, substantive changes have been made to this Code, the CCO shall require that each Employee submit an updated Semper Code of Ethics Policy Affirmation on the Compliance11 System, certifying that s/he has read and understands the Code’s contents.

The CCO shall retain archived copies of prior versions of this Code of Ethics (which may be an electronic copy maintained in an “Archive” file on the Firm’s “I” drive or other appropriate electronic record) for a minimum of five (5) years.

9.2	Reports to Firm Management and Registered Funds

The CCO shall prepare a written report, at least annually, describing any issues arising under this Code of Ethics, including information about any material violations of this Code or its underlying procedures and any sanctions imposed due to such violations. The CCO shall submit a copy of the report to the Firm’s Chief Executive Officer and to the Firm’s Chief Operating Officer; the CCO shall also submit a copy of the report to the appropriate compliance officer(s) of each Registered fund for review by its Board of Trustees.

In addition, the CCO shall certify, on an annual basis, to the Board of Trustees of each Registered Fund that the Firm has adopted procedures reasonably necessary to prevent its employees from violating this Code of Ethics.

The CCO will send a copy of each updated version of this Code of Ethics to the appropriate compliance officer(s) of each Registered Fund, together with a summary of any significant, substantive changes.

The CCO shall maintain a copy of each report required under this Section 9.2 for at least five (5) years.

Appendix A

EMPLOYEE ACKNOWLEDGEMENT OF RECEIPT AND
COMPLIANCE ATTESTATION

All Employees are required to read this Code of Ethics and acknowledge having understood its contents by printing out this page, entering their name, signing and dating it and returning it to the Chief Compliance Officer.

I do hereby acknowledge that I have received and read the Semper Capital Management, L.P. Code of Ethics.  I understand its content and agree to the policies and procedures set forth therein.  I have had the opportunity to ask the Chief Compliance Officer questions and I have received adequate responses. I am aware of the penalties for violation of these policies and I agree to them.

Name:

Signature:

Date:

A-1

Appendix B

OUTSIDE BUSINESS ACTIVITY DISCLOSURE STATEMENT

Outside Affiliations

1.         Other businesses in which I am engaged (i.e., take an active role):

Name of Business	Role

Name of Business	Role

2.         Entities by which I am employed or receive compensation:

Name of Entity	Affiliation or Title

Name of Entity	Affiliation or Title

3.         Business organizations in which I am an officer, director, partner or employee:

Public Co. ☐ Yes ☐ No
Name of Entity	Affiliation or Title

Public Co. ☐ Yes ☐ No
Name of Entity	Affiliation or Title

4.         Describe interests in any securities, financial or kindred business:

Do you own a significant position in any publicly held company’s securities? Describe:

Semper Capital Management, LP	Code of Ethics

Insider Disclosure

Please indicate below whether you or any member of your immediate family is an executive officer, director or 5% or greater stockholder of a public company?

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:

Date:

Compliance Receipt:

Date:

Semper Capital Management, LP	Code of Ethics

Appendix C

POLITICAL CONTRIBUTIONS PRE-CLEARANCE FORM

Name and Title of Employee:

_____________________________________________________

Place of principal residence (city and state):

________________________________________________________________________

Employees of Semper Capital Management, L.P. (including an Employee’s spouse, domestic partner, minor children and other immediate family members living in the Employee’s household) are required to obtain pre-clearance from the Chief Compliance Officer for any direct or indirect Contribution(14) to be made by the Employee to a public official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, including to any political party or any election committee for the person.

The undersigned requests pre-clearance with respect to the following Contribution:

Name of candidate/political party/political action committee to whom Contribution will be made (for candidates, include name, title and any city/county/state or other political subdivision affiliation):

________________________________________________________________________

Expected date and form of Contribution (e.g., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

_______________________________________________________________________

Office to which candidate seeks election:

(14)
 “Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal office (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), U.S. state or local office, including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities).  Note that you must disclose contributions made by a spouse, domestic partner, minor children and other Immediate Family Members living in your household.

B-3

Semper Capital Management, LP	Code of Ethics

Candidate’s position at time of Contribution:

_______________________________________________________________________

Contribution amount (or value of non-cash Contribution):

$_____________________________________________

To the best of your knowledge, does the position to which the candidate seeks election or the position currently held by the candidate: (a) involve direct or indirect responsibility for, or can he/she influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

____ Yes                                          ____ No

Have you made any other Contributions to this candidate, or payments on behalf of this candidate’s candidacy, during this election cycle?

____ Yes                                          ____ No

The undersigned hereby certifies that (i) all information provided herein is accurate and (ii) the Contribution for which the undersigned seeks pre-clearance as set forth above will not be made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name:                   __________________________________________

Signature:            __________________________________________

Date:                     __________________________________________

Semper Capital Management, LP	Code of Ethics

Disposition of Pre-Clearance Request

____ Request Approved** (Approval valid for 30 days from date set forth below)

**If request is approved, the Employee must complete the following section and return a copy of this form to the Chief Compliance Officer:

Form of Contribution:  _________________________________________

Amount of Contribution:  _______________________________________

Date of Contribution:  __________________________________________

____ Request Denied (please consult the Chief Compliance Officer for details)

Appendix D

NEW EMPLOYEE POLITICAL CONTRIBUTION DISCLOSURE FORM

Pursuant to Rule 206(4)-5 under the Investment Advisers Act of 1940, Semper Capital Management, L.P. (the “Firm”) is subject to restrictions with respect to certain political contributions or other payments made by its Employees. Rule 206(4)-5 contains look back provisions which provide that contributions or payments made by Employees prior to joining an investment adviser can, in some instances, disqualify the adviser from receiving compensation for managing the assets of certain public pension funds.  Accordingly, so that we may determine whether any contributions made by you prior to your employment with the Firm implicate Rule 206(4)-5, all prospective Employees must complete and return the attached form prior to commencing employment. Please direct any questions to the Chief Compliance Officer.

Set forth below is each direct or indirect Contribution1 made by the undersigned to an official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, and each direct or indirect payment to a political party of a state or political subdivision thereof, in each case during the two year period prior to the date of this Disclosure Form.  Contributions made prior to March 14, 2011 do not need to be disclosed below.  Attach additional pages as necessary.

Name of individual (or entity) that made the Contribution:

__________________________________________________

Name of candidate/political party/political action committee to whom Contribution was made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):

_______________________________________________________________________

Date and form of Contribution (e.g., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

_______________________________________________________________________

 “Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), state or local office, including Contributions to any candidate for political office, political party or political action committee.  Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities). Note that you must disclose contributions made by a spouse, domestic partner, minor children and other Immediate Family Members living in your household.

D-1

Semper Capital Management, LP	Code of Ethics

Office to which candidate seeks or sought election:

________________________________________________________

Candidate’s position at time of Contribution:

_________________________________________________________

Contribution amount (or value of non-cash Contribution):

$_________________________________________________

To the best of your knowledge, did or does the position to which the candidate sought election or the position held by the candidate at the time of the election: (a) involve direct or indirect responsibility for, or confer the ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

____ Yes   ____ No

Have your spouse, domestic partner, minor children or other immediate family members living in your household made Contributions to the above referenced official/candidate?

____ Yes   ____ No

If yes, please provide details of such Contribution:

_________________________________________________________________

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) none of the Contributions or payments set forth above was made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name:                    __________________________________________

Signature:             __________________________________________

Date:                     __________________________________________

D-2

Semper Capital Management, LP	Code of Ethics

Appendix E

EMPLOYEE TRADE PRECLEARANCE REQUEST FORM

Preclearance from the Chief Compliance Officer is required for all transactions as set forth in the Employee Investment Policy.  The Chief Compliance Officer will check the firm’s Restricted List (as defined in the Employee Investment Policy) prior to granting approval.  Please complete this form and return it to the Chief Compliance Officer.

Employee Name: ____________________________________
Account Holder(s): __________________________________
Relationship to Employee: _____________________________
Type of Security: ____________________________________
Issuer: ____________________________________________

Instruction:  Please indicate whether any buy transaction relates to an initial public offering (IPO).

Buy/Sell:  _______________    Quantity: _____________  Current Price: ____________
Buy/Sell:  _______________    Quantity: _____________  Current Price: ____________
Buy/Sell:  _______________    Quantity: _____________  Current Price: ____________

I REPRESENT THAT:

(i)	I am not in possession of material non-public information concerning or affecting the issuer(s);
(ii)	I am not aware of a pending research report involving or relating to the issuer(s);
(iii)	I am not aware of a material pending customer or proprietary trade involving these securities;
(iv)	These trades conform to the Employee Investment Policy; and
(v)	If approved, I understand that the authorization is valid for only 48 hours from the date/time of approval.

Name      ___________________________________

Signed    ___________________________________

Date        ___________________________________

APPROVAL: ___________________________________

E-1

Semper Capital Management, LP	Code of Ethics

Appendix F

INITIAL AND ANNUAL HOLDINGS REPORT

Name of Employee:

The following sets forth all Covered Accounts and Non-Discretionary Managed Accounts (as defined in the Employee Investment Policy) holding reportable securities and private investments as of ______________.

Name on Account	Relationship to Employee	Title and Type of Security	Tracker Symbol/ CUSIP Number	Number of Shares	Principal Amount	Broker, Dealer or Bank Where Securities Held

or

___    I have no Covered Accounts or Non-Discretionary Management Accounts.

or

___	Please see the attached brokerage statement(s) provided to the CCO which contains all information regarding reportable securities as requested above.

The undersigned employee certifies that he or she has not engaged in any transactions involving securities that would violate the Employee Investment Policy.

Name      ___________________________________

Signed    ___________________________________

Date        ___________________________________

F-1

Semper Capital Management, LP	Code of Ethics

Appendix G

QUARTERLY TRANSACTION REPORT

Name of Employee:

The following sets forth all of the transactions in reportable securities made in my Covered Account(s) for the quarter beginning on __________ and ending on _____________.

Date	Name on Account	Title and Type of Security	Tracker Symbol / CUSIP Number	Interest Rate/ Maturity Date	Nature of Transaction (Bought/Sold)	Price Per Share	Broker, Dealer or Bank Effecting Transaction

or

___           I have no transactions in Covered Accounts for this calendar quarter.

or

___	Please see statement(s) provided to the CCO which contains all information as requested above.

The undersigned employee certifies that he or she has not engaged in any transactions involving securities that would violate the Employee Investment Policy.

Name      ___________________________________

Signed    ___________________________________

Date        ___________________________________

G-1

Appendix H

APPLICATION TO PARTICIPATE IN PRIVATE INVESTMENTS

Employee name: ___________________________________

Name of Organization:  _____________________________________
Nature of Business:   _____________________________________
Legal Status of Entity (corporation, LP, LLC): _____________________
Business Address:  _____________________________________
Principals:  _____________________________________

___ Publicly Traded            ___ Privately Placed              ___ Non-Profit

To the best of your knowledge, does the Company or any of its affiliates conduct or plan to conduct business with the Firm? ____ Yes     ____ No

If yes, please explain:

To the best of your knowledge, has the company or anyone associated with the company been the subject of a disciplinary proceeding issued by a securities regulatory authority, or been found guilty of a criminal offense within the last ten years?  ___ Yes ___ No

If yes, please explain:

Description of Private Securities Transaction

(Please provide purchase and/or subscription agreement and related documentation)

Type and amount of securities you are investing in:

Indicate the total dollar amount of your investment:

Do you own any other securities of the company or its affiliates? ___ Yes ___ No

H-1

Semper Capital Management, LP	Code of Ethics

If yes, please explain:

Estimate your total equity ownership interest in the Company:                                                                                                                     ______ %

Through your investment do you have the right to participate in management, or the right to board membership or board observation rights?  ___ Yes   ___ No

If yes, please explain:

H-2

Semper Capital Management, LP	Code of Ethics

Schedule I

SEMPER CAPITAL MANAGEMENT, L.P.
CODE OF ETHICS
Last Updated: June 25, 2013

FIRM EMPLOYEES

Chief Compliance Officer: Ria A. Davis

Chief Operating Officer: Gregory W. Ellis

Name	Title	Status†	Start/Hire Date	Termination Date**
Bensoussan, Ilan	Analyst (located in Orlando)	Employee	06/10/2013
Burke, Stephen	Managing Director	Employee
Carlin, Maria	Director of Marketing	Employee
Davis, Ria*	General Counsel and Chief Compliance Officer	Employee	04/25/2013
Ellis, Gregory*	Chief Financial Officer & COO	Employee
Gomez, Damiana	Executive Assistant and Officer Manager	Employee		06/28/13
Green, Ryan	N/A	Intern		Inactive
Malcolm, Nicole	Controller	Employee
Mandel, Tom	Senior Managing Director; Portfolio Manager	Employee
Marks, Vesta	Portfolio Manager (located in Orlando)	Employee
McGreevy, Melanie	Marketing Director	Employee
McGreevy, Shane*	Head of Operations	Employee
Menozzi, Jerald*	Chief Investment Officer (located in Orlando)	Employee
Ostrovsky, Vitaly	N/A	Consultant
Parsons, Gregory*	Chief Executive Officer	Employee
Peresechensky, Boris	Portfolio Manager (located in Orlando)	Employee
Soloway, Alex	Analyst	Employee
Witrick, Martinnette	Chief Compliance Officer	Employee		05/06/2013

*    Compliance Committee Member

**  The Firm must retain a list of all Employees for at least five (5) yaers.

† E.g., “Employee”; “Temporary Employee”; “Consultant”; or “Intern” – consider when/whether a Temporary Employee, Consultant or Intern will be considered an “Employee” for purposes of the Code of Ethics.

Semper Capital Management, LP	Code of Ethics

SEMPER CAPITAL MANAGEMENT, L.P.

CODE OF ETHICS

CHANGE/VERSION CONTROL LOG

Change No.	Date	Description of Changes	Submitted By	Comments
COE 01	06/25/13	Updated Code of Ethics from Kinetic Partners replaces prior Code of Ethics; incorporate comments from US Bancorp; incorporate Compliance11 functionalities; add CPO/CTA references.	RAD	New Attestations will be obtained from all Firm employees.